UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

Kraton Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which the transaction applies:
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	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

EMPLOYEES

General

What happens now?

As of right now, we have only signed a Merger Agreement between DL Chemical and Kraton. There are a number of steps that must occur before any changes take place, including stockholder approval and regulatory approvals.

Why are we doing this?

Our vision has always been to “deliver exceptional value” to our stakeholders. For this reason, Kraton has continuously evaluated a number of strategic options as a means to create value for our stockholders, and determined a sale of the company was the best way to create value.

How long will it take to close?

We expect the transaction to close in the first half of 2022. Timing will depend on stockholder approval and, assuming there is approval, any remaining regulatory approvals required.

What happens until close?

We continue to operate the business as usual. The most important thing we can do is to continue to perform our jobs safely and continue serving our customers, as we always have.

What changes go into effect immediately?

At this time, the only thing that has occurred is that a Merger Agreement has been signed between DL Chemical and Kraton. There are no other changes at this time.

Why weren’t we told about the deal prior to now?

We hold the value of integrity very high. As a public company, there are certain rules about what / when communication about material events can occur. We communicated just as soon as we had something material to discuss.

Is Kraton in financial trouble?

Kraton is financially sound and has a solid cash flow position.

Will you let us know what is going on?

Yes, we will keep you updated on material news, as we are able.

What if someone from the media calls to ask questions? Where should I direct media calls?

It is important that we speak with one voice on this topic, so please do not engage directly with the media. All incoming correspondence or inquiries should be directed to Gene Shiels or Kristen Boyd.

When will we know more?

Our stockholders must approve the Merger Agreement. As part of that process, we must file a Proxy Statement with the U.S. Securities and Exchange Commission. More information about the deal will be available when we file that document with the SEC, currently planned for mid-to-late October.

Benefits/Compensation/Financial

Will my compensation change?

At this time, there are no decisions to change compensation structures. Until the deal closes, we will operate as separate companies as we do now.

What happens to my Kraton Stock?

Right now, nothing is changing. If the transaction closes, any shares of Kraton that that you currently own will be cashed out at $46.50 per share immediately following the closing. As to any equity grants that you have, generally they will accelerate and be paid out in cash at closing based on the agreed price.

If my job is eliminated, will I receive a severance package? How much will I receive?

We cannot speculate on this. Any impacts would be determined by DL Chemical. Our business is highly specialized and depends on the unique product process & market knowledge of its employees to operate effectively; this is a key selling point to the buyer of this business.

Our stock price and business are doing well, why now?

Following an extensive review of a wide-range of strategic alternatives focused on maximizing value for the benefit of our stockholders, Kraton’s Board has determined that the sale of Kraton to DL Chemical is in the best interest of all of Kraton’s stockholders.

What happens to Kraton Stock if we are purchased?

The offer is for DL Chemical to purchase all outstanding shares of Kraton. As such, those shares would no longer exist after close. Stockholders would receive payment from the buyer for the shares.

Job & Responsibilities

Who will I report to?

You will continue to report to your current supervisor. The new owner will communicate ahead of any changes after the deal closes, which we expect to be in the first half of 2022.

How will this affect my job?

•	Kraton is highly specialized and depends on the unique product, process & market knowledge each of you have to operate effectively.

•	Our people are our most valuable asset and your contributions are vital to our success. Please continue to do the great job that you do daily.

•	We will keep you updated on material news, as we are able.

Keep in mind that this is only an announcement that a Merger Agreement has been signed between DL Chemical and Kraton. There are more steps that must be completed prior to this closing.

Will my title or job responsibilities change?

Right now, we will continue to operate our day-to-day business, as we have always done. We will remain separate companies until the deal closes. We will continue to communicate progress / changes as appropriate.

If my role changes and it’s not what I want to do, are there options available?

If something changes in the future, DL Chemical will communicate. However, for now we will continue to operate our day-to-day business, as we have always done.

Will my sales territory change?

No changes are planned now. We will continue to operate our day-to-day business, as we have always done. We will learn more as DL Chemical develops an integration plan for the companies. The new owner will communicate ahead of any changes after the deal closes, which we expect to be in the first half of 2022.

What are my options if I decide not to work for the new company?

•	We have announced a signing of an agreement between DL Chemical and Kraton. We will continue to operate our day-to-day business, as we have always done.

•	As we have information about next steps, we will communicate with you.

•	If you have additional questions or concerns, please contact your HRBP

Will I have to relocate?

Right now, we will continue to operate our day-to-day business as we have always done. We will continue to communicate progress / changes.

Will we continue with projects?

We will continue to execute on our 2021 business plan and service our customers as we always have. This is important for all of our stakeholders. Until the deal closes, we will operate as separate companies as we do now.

Will we be able to fill positions?

We will continue to look at critical resources and capabilities to add. We will continue to operate our day-to-day business, as we have always done.

DL Chemical

How do I learn more about DL Chemical?

DL Chemicals website (www.dlchemicalcorp.co.kr) & related press release. As we move further in the process, there will be introductions, site visits, and information provided to each of you. It is important that we continue to operate as separate companies until the deal closes, so please do not reach out to anyone from DL Chemical without direction to do so.

When will we meet the new owners/team members?

As we move further in the process, there will be introductions, site visits, and information provided to each of you.

What support will we receive from the new owner?

Right now, we have announced the signing of a Merger Agreement between DL Chemical and Kraton. As we have more information, we will keep you updated on material news, as we are able. We expect DL Chemical to continue to invest in our innovation pipeline.

How does the way they do business differ from the way we do business?

Right now, we have announced the signing of a Merger Agreement between DL Chemical and Kraton. As we have more information, we will keep you updated on material news, as we are able.

What is DL Chemical’s culture?

You will have an opportunity to ask those questions directly to DL Chemical as we move through this process. For more information, you may visit DL Chemical’s website at: www.dlchemicalcorp.co.kr

Organizational Changes

Will our work processes change?

We will learn more as DL Chemical develops an integration plan to align our organizational processes and strategy. For now, we will continue to operate our day-to-day business as we have always done. We will develop an integration planning team with representatives from both companies to develop a comprehensive integration plan.

Will our culture change?

Part of our culture is who we are as a team, site history and the company as a whole. Dynamics can change, but the people are the culture. We will learn more as DL Chemical shares more about their vision and strategy with us.

Will anyone lose their job because of the deal?

•	Kraton is highly specialized and depends on the unique product, process & market knowledge each of you have to operate effectively.

•	Our people are our most valuable asset and your contributions are vital to our success. Please continue to do the great job that you do daily. We will communicate progress/ changes where appropriate.

•	Keep in mind that this is only an announcement that a Merger Agreement has been signed between DL Chemical and Kraton. There are more steps that must be completed prior to this closing.

Are any locations closing?

No changes are planned as of now; we will continue to operate our day-to-day business as we have always done. We will learn more as DL Chemical conveys organizational processes, vision and strategy to us, and we will provide updates when appropriate.

What will change and what will stay the same?

No changes are planned as of now; we will continue to operate our day-to-day business as we have always done. We will learn more as DL Chemical conveys organizational processes, vision and strategy to us, and we will provide updates when appropriate.

How long will the integration take?

We have not yet entered an integration phase, as we have just announced the signing of the Merger Agreement between DL Chemical and Kraton. As there is more information to share, we will share, as appropriate.

Will the Kraton Leadership Team and other management teams remain?

No decisions have been made regarding future leadership. We will communicate progress / changes where appropriate.

What policies and procedures will be changing?

For now, we will continue to operate our day-to-day business, as we have always done. As we move further in the process, we will keep you updated on material news as we are able.

Will our logo change?

We don’t have any information about this at this point. As we have more information to share, we will do that. Until the deal closes, we will operate as separate companies as we do now.

External Interactions

Will this change how we do business with our customers and vendors?

Servicing our customers and their continued operations are, and will continue to be our primary focus.

How do we work with customers during this process?

We will continue to operate our day-to-day business as we have always done. We should continue to work with our customers in the same way we always have, with the great customer service, products, and innovation opportunities. Until the deal closes, we will operate as separate companies as we do now.

How do we answer customers / supplier / new employee questions?

We will provide a set of questions and answers to guide you through conversations with customers/suppliers/new employees.

CUSTOMERS

General

How will this announcement affect customer relationships with Kraton?

Kraton is running our business as usual for now and will continue to offer the same extensive expertise, global footprint, reliable supply and integrated portfolio of high-quality products you have come to expect from us.

Will there be any disruption in service?

No. This announcement will not cause any day-to-day changes or disruption to how we operate – or how we do business with our customers. We are continuing to operate our business as we have always done.

What is the timing of closing?

We expect the transaction to close in the first half of 2022, due to regulatory processes.

How can you ensure there will be no disruptions to our service?

Our customers are a top priority. Should there be a transaction, we will be directly involved during a transition phase. You will continue to deal with the same people for the most part.

Why is Kraton selling?

Our vision has always been to “deliver exceptional value” to our stakeholders. For this reason, Kraton has continuously evaluated a number of strategic options as a means to create value for our stockholders, and we determined a sale of the company was in the best interests of all of our stakeholders. The combination will benefit customers by expanding Kraton’s global reach and enabling continued investment in our innovation pipeline including expanding our more sustainable offerings.

What will I gain from the deal? Are there any benefits to me?

DL Chemical shares our commitment to invest in and grow the business. We believe one of the most important advantages of this merger is a broader range of products and services. By joining forces, we believe the new diversified portfolio can increase even more.

Will service/quality policies change?

There will be no immediate changes at Kraton; our current plan is to run our day-to-day business as usual. We cannot speculate to changes DL Chemical will institute. However, DL Chemical has a reputation for high quality products and top customer service.

Will there be any staffing changes that might affect me?

•	There will be no immediate changes at Kraton; our current plan is to run our day-to-day business as usual.

•

We cannot speculate on this topic, however, as you know, our business is highly specialized and depends on the unique product process & market knowledge of its employees to operate effectively, this is a key selling point to DL Chemical .

Is Kraton in financial trouble?

Kraton is financially sound and has a solid cash flow position.

Who do I call if I have a question or concern?

You can speak to your sales representative for support.

Supplier

I need to set up DL Chemical as a supplier in my ERP – who will provide me with the details?

As we are made aware of changes, your Sales Manager can provide with the appropriate contacts at DL Chemical and/or details. Until the deal closes, we will operate as separate companies as we do now.

Operations

Will trademark and packaging change as a result of the acquisition?

As changes occur you will be made aware. Until the sale closes, we will operate as separate companies.

Where will the Kraton products be manufactured following the closing?

Our current plan is that the location of manufacture of current Kraton product grades, grade names and regulatory status will remain the same following the closing.

Will inventory levels remain the same?

Our current plan is that we will run our day-to-day business as usual with no changes.

Sales Related

Will quotes still be honored?

Yes. Our current plan is that we will run our day-to-day business as usual with no changes.

Will my sales representative change?

Customers will continue to be serviced by their Kraton Sales Manager and technical team until further notice. You will be provided notice before any changes take place.

Will my contract still be in effect?

Yes. Our current plan is that we will run our day-to-day business as usual with no changes.

Where do I do place my orders?

Please continue to follow current ordering instructions.

Distribution

I am a Kraton distributor selling Kraton products. Is my relationship with Kraton assigned to DL Chemical?

Distribution agreements will be transferred with the business to DL Chemical. Until the deal closes, however, Kraton and DL Chemical will remain separate companies whose respective businesses will operate as usual and independently of each other.

Financial

For invoices issued before the closing date of the transaction, where do I direct payment for invoices?

All invoices issued prior to the closing date of the transaction should be paid to Kraton in accordance with past practices.

For invoices issued on the closing date of the transaction and onward, where do I direct payment for invoices?

TBD. As information is received it will be passed along from DL Chemical.

VENDOR/ SUPPLIER

General

What is the timing of closing?

We expect the transaction to close in the first half of 2022, due to regulatory processes.

How will this announcement affect vendor relationships with Kraton?

We value our relationship with you and do not currently anticipate any changes to how we do business with our vendors. Kraton will continue to run business as usual, we do not expect any near-term changes or disruption to how we operate. If there are any changes in the future, the new owner will communicate with you in advance.

Is Kraton in financial trouble?

No. Kraton is financially sound and has a solid cash flow position.

What is the legal name of the organization?

For now, nothing has changed. Should there be future changes, DL Chemical will communicate.

Where and to whom do I send invoices?

All invoices submitted prior to the closing date should be paid to Kraton in accordance with past practices.

Will any locations change/close?

Our current plan is that the location of manufacture of current Kraton product grades, grade names and regulatory status will remain the same following the closing. If there are any changes in the future, the new owner will communicate with you in advance.

Will there be additional locations we will be required to ship to?

TBD. For now nothing has changed, should there be future changes DL Chemical will communicate.

Will my company need to seek new quality certifications?

TBD. For now nothing has changed, should there be future changes DL Chemical will communicate.

Will we deal with the same purchasing agent(s)?

TBD. For now nothing has changed, should there be future changes DL Chemical will communicate.

Do you expect current volumes/forecasts to increase or decrease?

TBD. For now nothing has changed, should there be future changes DL Chemical will communicate.

How much notice will be given if you decide to cancel our service?

TBD. For now nothing has changed, should there be future changes DL Chemical will communicate.

FORWARD LOOKING STATEMENTS

Some of the statements and information in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This communication includes forward-looking statements that reflect beliefs, expectations and current views of Kraton Corporation (“Kraton”) with respect to, among other things, its financial condition, financial performance and other future events or circumstances. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “approximately,” “expects,” “projects,” “represents,” “may,” “intends,” “plans,” “on track,” “anticipate,” the negative of such words or similar terminology, and include, but are not limited to, Kraton’s expectations with respect to the sale of Kraton, including the timing thereof.

Examples of forward-looking statements in this communications include, but are not limited to, statements about the price, terms and closing date of the proposed transaction, and statements regarding stockholder and regulatory approvals and the satisfaction of various other conditions to the closing transaction contemplated by the Merger Agreement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed transaction due to the failure to obtain Kraton stockholder approval for the proposed transaction or the failure to satisfy other conditions of the proposed transaction within the proposed timeframe or at all (including receipt of regulatory approvals); (iii) risks related to disruption of management’s attention from Kraton’s ongoing business operations due to the transaction; (iv) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Kraton and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed transaction; (vii) the effect of the announcement of the proposed transaction on Kraton’s relationships with its customers, suppliers, key stakeholders, employees, operating results and business generally; (viii) risks related to Kraton’s business or stock price as a result of uncertainty surrounding the proposed transaction; (ix) the amount of the costs, fees, expenses and charges related to the proposed transaction; and (x) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Consider these factors carefully in evaluating the forward-looking statements.

All forward-looking statements in this communication are made based on management’s current expectations and assumptions, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in Kraton’s latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in Kraton’s other filings with the Securities and Exchange Commission (the “SEC”), and include, but are not limited to, risks related to: not completing, or not completely realizing the anticipated benefits from, the sale of the business; receipt and timing of necessary regulatory approvals; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; and other factors of which Kraton is currently unaware, deems immaterial or are outside Kraton’s control. In addition, to the extent any inconsistency or conflict exists between the information included in this communication and the information included in our prior releases, reports or other filings with the SEC, the information contained in this communication updates and supersede such information. Kraton believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.

Forward-looking statements speak only as of the date they are made, and Kraton assumes no obligation to update such information in light of new information or future events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Kraton by DL Chemical. In connection with the proposed transaction, Kraton intends to file relevant materials with the SEC, including Kraton’s proxy statement on Schedule 14A, related to the solicitation of proxies for the Kraton stockholders’ meeting with respect to the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF KRATON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING KRATON’S PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, IN THEIR ENTIRETY WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, and Kraton stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Kraton. Such documents are not currently available.

Participants in Solicitation

Kraton and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Kraton common stock in respect of the proposed transaction. Information about the directors and executive officers of Kraton is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2021. Investors may obtain additional information regarding the interests of such persons in the proposed transaction, by security holdings or otherwise, by reading the definitive proxy statement regarding the acquisition when it becomes available.